Exhibit 99.1

Vivint Solar Announces CEO Transition

Greg Butterfield to Step Down as CEO; David Bywater Appointed Interim CEO

LEHI, Utah, May 2, 2016 /PRNewswire/ - Vivint Solar (NYSE: VSLR) today announced the appointment of David Bywater as the Company’s Chief Executive Officer on an interim basis. Mr. Bywater joins from Vivint Smart Home (“Vivint”) where he has served as Chief Operating Officer since 2013. Mr. Bywater succeeds the current Chief Executive Officer Greg Butterfield, who is stepping down from his role. Vivint Solar will begin a search for a permanent CEO in the coming weeks.

“We are pleased to have David join Vivint Solar as we move into our next stage of growth,” said Peter Wallace, Chairman of the Board. “David is a seasoned executive and a proven operator with more than 20 years of experience consulting and running some of the most innovative and dynamic companies in the world. He has been instrumental in managing the rapid growth at Vivint Smart Home while also improving operations and profitability. We feel strongly that he is well positioned to help guide Vivint Solar forward.”

“On behalf of the entire Board, I’d like to thank Greg for his many contributions,” added Mr. Wallace. “He helped to build Vivint Solar into a leader in the solar industry and established the foundation for continued success.”

“I’m excited to be joining a stellar team,” said Mr. Bywater. “We believe Vivint Solar is a great company that is well positioned to be a leader in the rapidly growing distributed solar sector. I look forward to working with the Board, the management team, and our employees and partners to continue to drive operational excellence and growth as we further the already tremendous accomplishments of this young company.”

Adds Mr. Butterfield, “It has been an honor to lead Vivint Solar. I’m proud of the company that we’ve built into a leader in the solar industry. I am confident that Vivint Solar will continue to build upon its strong history of success with the Board and David’s leadership.”

In his previous role at Vivint, Mr. Bywater was responsible for customer operations, human resources, field service and supply chain management for the nation’s leading provider of smart home technology, now serving more than a million customers. Before joining Vivint, Bywater spent 10 years working at Affiliated Computer Services (ACS), one of the largest BPO and ITO companies in the world. During his tenure with ACS, he was responsible for the management of several business units, which encapsulated more than 60 different companies. Most recently, Bywater served as an Executive Vice President and Corporate Officer for Xerox and was the Chief Operating Officer of its $1.8 billion State Government Services Business. Bywater holds a Bachelor of Science degree in economics from Brigham Young University and an MBA from Harvard Business School.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts. Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Forward-Looking Statements

Note on Forward Looking Statements

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “prepares,” “looks,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the Company’s succession plan, including the search for a new full-time CEO and the effect that the appointment of Mr. Bywater as interim CEO will have on the Company’s future operations, financial performance, business plans, and growth. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in Vivint Solar’s filings with the U.S. Securities and Exchange Commission, or SEC.

Significant risks and uncertainties may relate to, but are not limited to, the Company’s ability to successfully recruit a new full time chief executive officer, the Company’s ability to retain key employees, and the effect of management change on employee morale, as well as financial, economic, competitive, political, legal, and regulatory factors. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com.

Investor Contact:

Vivint Solar

Rob Kain

Vice President of Investor Relations

801-234-7066

ir@vivintsolar.com

Media Contact:

Tom Johnson or Pat Tucker

Abernathy MacGregor

212-371-5999

tbj@abmac.com / pct@abmac.com

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